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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pool Energy Services Co. on Form S-8 of our report dated February 17, 1998, appearing in the Annual Report on Form 10-K of Pool Energy Services Co. for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP
-----------------------------
Houston, Texas
December 22, 1998